AMENDING AGREEMENT

THIS AGREEMENT is made as of the 8TH___ day of April, 2021 (the “Agreement”).

BETWEEN:

RIC (NASH) INC.

(the “Vendor”)

- and -

SUSGLOBAL ENERGY CANADA I LTD.

(the “Purchaser”)

RECITALS:

A. The Purchaser and the Vendor entered into an agreement of purchase and sale dated February 10, 2021 (as extended via email between counsel to the Purchaser and Vendor, the “Purchase Agreement”) with respect to the purchase and sale of the Purchased Assets.

B. The parties hereto have agreed to amend certain terms of the Purchase Agreement, all on the terms hereinafter set forth.

C. All capitalized terms used but not otherwise defined herein shall have the meaning ascribed thereto in the Purchase Agreement.

NOW THEREFORE THIS AGREEMENT WITNESSES that, in consideration of the sum of $10.00, the mutual covenants, terms, and conditions set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

1. The recitals hereto are true and accurate in all material respects.

2. The Vendor acknowledges receiving the proposed scope of work for a Phase II environmental site assessment to be conducted by Trafalgar Environmental Consultants on the Property, at the sole cost and expense of the Purchaser, and hereby consents to the carrying out of such Phase II, the whole in accordance with Section 4.2(b) of the Purchase Agreement.

3. The defined term “Closing Date” is hereby amended by deleting the definition of Closing Date in its entirety, and replacing it with the following:

“ “Closing Date” means June 4, 2021, subject to Section 7.1(b).”

4. The defined term “Due Diligence Date” is hereby amended by deleting the definition of Due Diligence Date in its entirety, and replacing it with the following:

“ “Due Diligence Date” means May 19, 2021, subject to Section 7.1(b).”

5. Section 4.2(b) is hereby amended by adding the following to the end of the provision:

“The Purchaser shall provide the Vendor with copies of all environmental and physical reports it receives from its consultants forthwith after the Due Diligence Date (together with reliance letters in respect of the environmental reports in favour of the Vendor as mortgagee under the VTB Loan), or, if the Purchaser does not waive its Due Diligence Condition, forthwith after the date of the termination of this Agreement.”

6. Section 5.1(a) is hereby struck in its entirety and replaced with the following:

“by the Due Diligence Date, the Purchaser’s Phase II environmental site assessment (i) shall not disclose the presence of contaminants in soil or groundwater at the Property beyond the applicable site condition standards set out in ‘Soil, groundwater and sediment standards for use under Part XV.1 of the Environmental Protection Act’, promulgated by the Ontario Ministry of the Environment, Conservation and Parks, and (ii) shall not recommend any further testing or monitoring of soil, groundwater, or other environmental conditions present at the Property (such condition, the “Due Diligence Condition”). For greater certainty, in the event (and only in the event) both aforementioned conditions in subsections (i) and (ii) are satisfied, the Purchaser’s Due

Diligence Condition shall be deemed waived. Otherwise, the Purchaser’s decision to deem the Due Diligence Condition waived or satisfied shall be made in the Purchaser’s sole, subjective, absolute, and unfettered discretion;”

7. Section 5.4 is hereby amended by striking the last sentence and replacing it with the following:

“Without limiting the generality of the foregoing, the Vendor covenants to assist if and as reasonably required (including by coordinating with Rosen Goldberg Inc., or such other party as may be reasonably required) (i) to transfer the existing Environmental Compliance Approvals benefitting the Property to the Purchaser (or as it may direct), and (ii) to assist the Purchaser in supplanting the existing Financial Assurance security in the amount of approximately $100,000 held by the Ministry of the Environment, Conservation and Parks with new security to be posted by the Purchaser. This covenant shall survive Closing.”

8. The following sentence shall be added below Section 7.1(b):

“Notwithstanding anything to the contrary herein, if the Purchaser receives the Phase II environmental site assessment prior to the Due Diligence Date and, as a result of subsections (i) and (ii) of Section 5.1(a) being satisfied, the Due Diligence Condition is deemed waived, the Purchaser shall advise the Vendor within two (2) Business Days of receipt of such Phase II, and both the Closing Date and Due Diligence Date shall be amended and brought forward by an equal number of days between the original Due Diligence Date (being May 19, 2021) and the date that the Purchaser notifies the Vendor as contemplated above.”

9. The following shall be added to the end of Schedule B:

“The Vendor acknowledges the following Encumbrances are not Permitted Encumbrances and are to be discharged from title to the Lands prior to Closing:

(i) Instrument No. WE1357585, registered May 31, 2019, being a charge securing the original principal amount of $30,026,129.00 in favour of RIC

(Enviromaster) Inc. (“RIC (Enviromaster)”).

(ii) Instrument No. WE1357586, registered May 31, 2019, being a notice of assignment of rents – general in favour of RIC (Enviromaster) relating to Instrument No. WE1357585.

(iii) Instrument No. WE1424360, registered April 6, 2020, being a construction lien securing the original principal amount of $313,156 in favour of 880430

Ontario Inc. (“880430”).

(iv) Instrument No. WE1440256, registered July 6, 2020, being a certificate of action in favour of 880430 relating to Instrument No. WE1424360.

The Vendor shall also discharge existing registrations under the Personal Property Security Act (Ontario) in favour of RIC (Enviromaster), or obtain and deliver no- interest letters in respect of the Property.”

10. The third line in Schedule D shall be deleted in its entirety and replaced with the following:

“Term: Two (2) years, expiring the day prior to the second (2nd) anniversary of the Closing Date (or, if such day is not a Business Day, the next following Business Day).

11. The Purchase Agreement, as amended by this Agreement, is hereby ratified and confirmed and is binding upon the parties hereto in accordance with its terms and, except as expressly provided in this Agreement, remains unamended and in full force and effect and time shall continue to be of the essence.

12. This Agreement may be executed in counterparts, each of which shall be an original and all counterparts together shall constitute a single document. The fact of execution of this Agreement may be communicated to the other parties by facsimile or email (with a .pdf attachment) transmission of the signature page of this Agreement.

13. This Agreement shall be binding upon and shall enure to the benefit of the parties hereto and their respective successors and assigns.

[Signature Page Follows]

IN WITNESS WHEREOF the parties have executed this Agreement as of the first date written above.

SUSGLOBAL ENERGY CANADA I LTD.

Per:
Name: Marc Hazout Title: President and CEO

Per:
Name: Title:

RIC (NASH) INC.

Per:
Name: Title:

Per:
Name: Title:

IN WITNESS WHEREOF the parties have executed this Agreement as of the first date written above.

SUSGLOBAL ENERGY CANADA I LTD.

Per:
Name: Title:

Per:
Name: Title:

RIC (NASH) INC.

Per:
Name: RICHARD WELDON Title: PRESIDENT

Per:
Name: Title: